Exhibit 99.1

Inpixon Reports Third Quarter 2019 Financial Results and Provides Corporate Update

Revenue increases 63% and gross profit increases 79% for the third quarter of 2019

Conference call to be held today at 4:30 p.m. Eastern Time

PALO ALTO – October 30, 2019 – Inpixon (Nasdaq: INPX), a leading indoor positioning and data analytics company, today provided a business update and reported financial results for the third quarter of 2019.

Recent milestones:

●	Completed acquisition of indoor mapping leader Jibestream Inc.
●	Selected by American Dream, one of the largest entertainment and retail centers in North America, as its indoor mapping partner
●	Deployed indoor mapping solution with leading national retailer; enables consumers to efficiently search and locate products
●	Signed Master Technology Group as authorized reseller
●	Partnered with Express Image Digital to create immersive digital experiences
●	Partnering with IDENTOS for joint sales and marketing efforts; announced successful collaboration project with one of Canada’s most renowned hospitals
●	Awarded Security Excellence Award from IoT Evolution
●	Received Notice of Allowance for U.S. patent covering method of storing and analyzing data

Nadir Ali, CEO of Inpixon, commented, “We believe that our achievements this year, particularly the addition of a comprehensive, advanced indoor mapping solution with the acquisition of Jibestream, are transformational, positioning the Company with a solid foundation for sustained growth. First, we achieved a 63% increase in revenue for the third quarter of 2019, compared to the same period last year, which represents our third consecutive quarter of year-over-year growth. This revenue growth reflects our expanding sales and customer pipeline. At the same time, our gross profit increased 79% and our gross margin increased to 75% for the third quarter of 2019 compared to 68% for the same period last year. While our primary focus is on top-line growth, we are progressing towards our goal of achieving positive cash flow as evidenced by a meaningful improvement in our non-GAAP adjusted EBITDA (as defined below).

“The integration efforts in connection with our recently completed strategic transactions are progressing in a positive direction. Jibestream’s indoor mapping and data visualization technology aligns nicely with our existing platform, and we can now offer all four of the essential building blocks needed to make indoor spaces information-rich and helpful: mapping, positioning, analytics and development tools. Importantly, Jibestream’s solutions have been deployed in leading venues internationally, ranging from malls, to government facilities, airports, hospitals and many more.

“We continue to add new customers and expand existing customer relationships, resulting in a broad customer base with significant upselling and cross-selling opportunities. We recently deployed our indoor mapping solution with a leading national retailer, which will allow shoppers to search and locate products within their stores using digital directories. Additionally, we were selected by American Dream, one of the largest entertainment and retail centers in North America, as its indoor mapping partner. In order to further accelerate growth, we are ramping up our sales and marketing efforts, including the addition of new sales personnel. At the same time, we are aligning our teams and optimizing resources to support our anticipated growth and enhance profitability.

“This quarter we announced a variety of new strategic partnerships that we believe will help accelerate our growth. Through our partnership with IDENTOS, we announced a successful collaboration project with one of Canada’s most renowned hospitals. We have partnered with Express Image Digital to create immersive digital experiences, and we signed Master Technology Group as an authorized reseller. Strategic partnerships are a key element in our strategy to rapidly expand our penetration within the global indoor positioning and navigation market, which is estimated to reach $54.6 billion by 20261.

“Lastly, we have enhanced our IP portfolio through a broad array of patents, which we believe enhances our position as a leader in the indoor positioning market. We recently received a Notice of Allowance from the U.S. Patent and Trademark Office allowing our patent application covering a method of storing and analyzing variable-width data. This patent makes retrieval of data faster and closer to real time. The patents we are compiling provide a major competitive advantage and support our goal of becoming the go-to search and visualization engine for indoor data.”

Financial Results

Revenues for the three months ended September 30, 2019 were $1.53 million compared to $940,000 for the comparable period in the prior year, an increase of $594,000, or approximately 63%. Gross profit increased 79% to $1.15 million for the three months ended September 30, 2019, compared to $642,000 for the same period last year. Gross margin for the three months ended September 30, 2019 was 75% compared to 68% for the three months ended September 30, 2018. This increase in gross margin is primarily due to the increase in higher margin IPA revenue. Loss from operations for the three months ended September 30, 2019 was $5.7 million as compared to $3.3 million for the comparable period in the prior year. This increase of approximately $2.4 million was primarily attributable to the higher gross margin offset by higher operating expenses during the three months ended September 30, 2019, including acquisition-related expenses, the addition of Jibestream’s operating expenses, as well as non-cash expenses, including amortization of intangibles, stock-based compensation and other expenses. Net loss attributable to stockholders for the three months ended September 30, 2019 was $6.6 million, or $0.28 per share, compared to $5.2 million, or $4.84 per share, for the comparable period in the prior year. The higher loss of approximately $1.4 million was primarily attributable to higher revenue offset by higher operating and interest expenses during the three months ended September 30, 2019.

[1]	Research and Markets, “Indoor Positioning and Navigation Market – Global Market Outlook (2017-2026) worth 54.6 Billion USD by 2026,” Research Report # 4765038, published March, 2019 by Stratistics Market Research Consulting Pvt. Ltd.

Non-GAAP Adjusted EBITDA2 for the three months ended September 30, 2019 was a loss of $2.4 million compared to a loss of $3.4 million for the prior period in 2018. Non-GAAP Adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

Proforma non-GAAP2 net loss per basic and diluted common share for the three months ended September 30, 2019 was $0.17 compared to a loss of $3.61 per share for the prior period in 2018. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for deemed dividends and non-cash items including stock-based compensation, amortization of intangibles and one-time charges including gain or loss on the settlement of obligations, gain on earnout, acquisition costs, provision for doubtful accounts and the costs associated with public offerings.

Conference Call Information

Management will host a conference call at 4:30 PM Eastern Time on Wednesday, October 30, 2019 to discuss the Company’s financial results, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialling toll free 844-602-0380 for U.S. callers or +1 862-298-0970 for international callers, or on the Company’s Investors section of the website: inpixon.com/investors

A webcast replay will be available on the Company’s Investors section of the website (inpixon.com/investors) through January 30, 2020. A telephone replay of the call will be available approximately one hour following the call, through November 6, 2019, and can be accessed by dialling 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 55913.

About Inpixon

Inpixon® (Nasdaq: INPX) is The Indoor Data Company™ and a world leader in Indoor Positioning Analytics® (IPA®). The Inpixon Indoor Data Platform™ ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position all active cellular, Wi-Fi and Bluetooth devices, and uses a proprietary process that ensures anonymity. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, this technology is used by a multitude of industries and disciplines including marketing, customer experience, operations, facility management and security. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of mobility, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

[2]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, the integration of operations following our recent acquisitions, our ability to maintain our Nasdaq listing, the uncertainty of possible lawsuits or claims by third parties or investigations or other actions by the regulatory agencies, including the Securities and Exchange Commission, whose rules and regulations we are required to comply with, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP””) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends and non-cash items including stock-based compensation, amortization of intangibles and one time charges including gain on the settlement of obligations, gain on earnout, acquisition costs, provision for doubtful accounts, and costs associated with public offerings.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

Inpixon Contact

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

(tables follow)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$494	$1,008
Accounts receivable, net	2,451	1,280
Notes and other receivables	219	4
Inventory	764	568
Prepaid assets and other current assets	607	496
Total Current Assets	4,535	3,356

Property and equipment, net	138	202
Operating lease right-of-use asset, net	736	--
Software development costs, net	1,566	1,690
Intangible assets, net	9,338	4,509
Goodwill	3,097	--
Loan to related party	10,366	2,204
Receivable from related party	601	--
Other assets	114	217
Total Assets	$30,491	$12,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,333	$1,129
Accrued liabilities	1,401	1,792
Operating lease obligation	440	--
Deferred revenue	1,051	234
Short-term debt	10,059	4,127
Acquisition liability	952	--
Total Current Liabilities	16,236	7,282

Long Term Liabilities
Long-term debt	--	74
Operating lease obligations, noncurrent	317	--
Other liabilities	7	19
Deferred tax liability, noncurrent	1,696	--
Acquisition liability, noncurrent	750	--
Total Liabilities	19,006	7,375

Commitments and Contingencies

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of September 30, 2019 and December 31, 2018, respectively, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 and 0 issued, and 126 and 0 outstanding as of September 30, 2019 and December 31, 2018, respectively; and Series 6 Convertible preferred stock - 2,997 shares authorized; and 0 and 0 issued, and 0 and 0 outstanding as of September 30, 2019 and December 31, 2018, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 50,518,513 and 1,581,893 issued and 50,518,500 and 1,581,880 outstanding as of September 30, 2019 and December 31, 2018, respectively.	51	2
Additional paid-in capital	146,854	123,224
Treasury stock, at cost, 13 shares	(695)	(695)
Accumulated other comprehensive income	(10)	26
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(134,741)	(117,772)
Stockholders’ Equity Attributable to Inpixon	11,459	4,785

Non-controlling interest	26	18

Total Stockholders’ Equity	11,485	4,803

Total Liabilities and Stockholders’ Equity	$30,491	$12,178

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenues	$1,534	$940	$4,387	$2,627
Cost of Revenues	382	298	1,109	818

Gross Profit	1,152	642	3,278	1,809

Operating Expenses
Research and development	926	296	2,677	820
Sales and marketing	847	447	2,161	1,259
General and administrative	3,521	2,326	9,890	8,796
Acquisition related costs	573	78	1,220	94
Amortization of intangibles	969	812	2,602	2,419
Total Operating Expenses	6,836	3,959	18,550	13,388

Loss from Operations	(5,684)	(3,317)	(15,272)	(11,579)

Other Income (Expense)
Interest expense	(1,190)	(78)	(2,053)	(981)
Loss on exchange of debt for equity	(27)	--	(188)	--
Change in fair value of derivative liability	--	--	--	48
Gain on the sale of Sysorex Arabia	--	--	--	23
Other income/(expense)	289	--	518	(11)
Total Other Income (Expense)	(928)	(78)	(1,723)	(921)

Net Loss from Continuing Operations, before tax	(6,612)	(3,395)	(16,995)	(12,500)
Income tax benefit	33	--	35	--
Net Loss from Continuing Operations	(6,579)	(3,395)	(16,960)	(12,500)

Loss from Discontinued Operations, Net of Tax	--	(1,785)	--	(4,778)

Net Loss	(6,579)	(5,180)	(16,960)	(17,278)

Net Income Attributable to Non-controlling Interest	5	4	9	6

Net Loss Attributable to Stockholders of Inpixon	$(6,584)	$(5,184)	$(16,969)	$(17,284)

Deemed dividend to preferred stockholders	--	--	--	(11,235)
Deemed dividend for triggering of warrant down round feature	--	--	(1,250)	--
Net Loss Attributable to Common Stockholders	$(6,584)	$(5,184)	$(18,219)	$(28,519)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations	$(0.28)	$(3.17)	$(1.46)	$(45.97)
Loss from discontinued operations	--	(1.67)	--	(9.25)
Net Loss Per Share - Basic and Diluted	$(0.28)	$(4.84)	$(1.46)	$(55.24)

Weighted Average Shares Outstanding
Basic and Diluted	23,366,543	1,071,310	12,442,450	516,302

Comprehensive Loss
Net Loss	$(6,579)	$(5,180)	$(16,960)	$(17,278)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	(67)	(10)	(36)	(15)
Comprehensive Loss	$(6,646)	$(5,190)	$(16,996)	$(17,293)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended
	September 30,
	2019	2018
	(Unaudited)
Cash Flows (Used In) from Operating Activities
Net loss	$(16,960)	$(17,278)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	826	1,334
Amortization of intangible assets	2,602	3,804
Amortization of right of use asset	267	--
Stock based compensation	2,618	979
Amortization of technology	50	50
Loss on exchange of debt for equity	188	--
Change in fair value of derivative liability	--	(48)
Amortization of debt discount	1,543	417
Provision for doubtful accounts	358	221
Gain on earnout	--	(934)
Gain on the settlement of liabilities	--	(307)
Gain on the sale of Sysorex Arabia	--	(23)
Income tax benefit	(35)	--
Other	23	(37)

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,241)	207
Inventory	(194)	(19)
Other current assets	(45)	54
Prepaid licenses and maintenance contracts	--	(5)
Other assets	(284)	(36)
Accounts payable	1,140	(8,797)
Accrued liabilities	56	(3,057)
Deferred revenue	(369)	64
Other liabilities	400	(44)
Total Adjustments	7,903	(6,177)
Net Cash Used in Operating Activities	(9,057)	(23,455)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(58)	(39)
Investment in capitalized software	(658)	(661)
Investment in Athentek	--	(175)
Cash spun off as a result of de-consolidation	--	(362)
Cash paid for acquisition of GTX	(250)	--
Cash paid for acquisition of Locality	(204)	--
Cash paid for acquisition of Jibestream	(3,714)	--
Net Cash Flows Used in Investing Activities	(4,884)	(1,237)

Cash Flows From (Used in) Financing Activities
Net repayments to bank facility	237	(1,141)
Net proceeds from issuance of common stock, preferred stock and warrants	14,791	27,961
Repayment of notes payable	(71)	(113)
Loans to related party	(9,866)	(774)
Repayments from related party	1,683	24
Advances to related party	(15)	--
Loan to Jibestream	(141)	--
Loan to GTX	(50)	--
Net proceeds from promissory notes	6,750	--
Net Cash Provided By Financing Activities	13,318	25,957

Effect of Foreign Exchange Rate on Changes on Cash	(36)	(15)

Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(659)	1,250

Cash, Cash Equivalents and Restricted Cash - Beginning of period	1,224	351

Cash, Cash Equivalents and Restricted Cash - End of period	$565	$1,601

Reconciliation of Non-GAAP Financial Measures:

	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(6,584)	$(5,184)	$(18,219)	(28,519)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	573	78	1,220	94
Costs associated with public offering	--	4	50	85
Gain on the settlement of obligations	--	(45)	--	(307)
Gain on earnout	--	--	--	(934)
Gain on the sale of Sysorex Arabia	--	--	--	(23)
Gain on the sale of contracts	--	--	--	(601)
Change in the fair value of derivative liability	--	--	--	(48)
Provison for doubtful accounts	253	--	358	221
Severance	26	--	126	15
Settlement of litigation	--	--	6	--
Loss on exchange of debt for equity	27	--	188	--
Deemed dividend to preferred stockholders	--	--	--	11,235
Deemed dividend for triggering of warrant down round feature	--	--	1,250	--
Stock-based compensation – compensation and related benefits	871	122	2,618	979
Interest expense	1,190	146	2,054	1,784
Depreciation and amortization	1,268	1,452	3,428	5,138
Income tax benefit	(33)	--	(35)	--
Adjusted EBITDA	$(2,409)	$(3,427)	$(6,956)	$(10,881)

	Three Months Ended		Nine Months Ended
(In thousands, except share data)	September 30,		September 30,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(6,584)	$(5,184)	$(18,219)	$(28,519)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	573	78	1,220	94
Costs associated with public offering	--	4	50	85
Gain on the settlement of obligations	--	(45)	--	(307)
Gain on earnout	--	--	--	(934)
Gain on the sale of Sysorex Arabia	--	--	--	(23)
Gain on the sale of contracts	--	--	--	(601)
Change in the fair value of derivative liability	--	--	--	(48)
Provison for doubtful accounts	253	--	358	221
Severance	26	--	126	15
Settlement of litigation	--	--	6	--
Loss on exchange of debt for equity	27	--	188	--
Deemed dividend to preferred stockholders	--	--	--	11,235
Deemed dividend for triggering of warrant down round feature	--	--	1,250	--
Stock-based compensation – compensation and related benefits	871	122	2,618	979
Amortization of intangibles	969	1,158	2,602	3,804
Proforma non-GAAP net loss	$(3,865)	$(3,867)	$(9,801)	$(13,999)
Proforma non-GAAP net loss per basic and diluted common share	$(0.17)	$(3.61)	$(0.79)	$(27.11)
Weighted average basic and diluted common shares outstanding	23,366,543	1,071,310	12,442,450	516,302